As filed with the Securities and Exchange Commission on March 5, 2007
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eli Lilly and Company
(Exact name of registrant as specified in its charter)

Indiana	35-0470950
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Lilly Corporate Center
Indianapolis, Indiana 46285
(317) 276-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Robert A. Armitage, Esq.
Senior Vice President and General Counsel
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
(317) 276-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Steven P. Lund, Esq.
Glenn R. Pollner, Esq.
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019-6092
(212) 259-8000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	To Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit	Offering Price	Fee
Debt Securities	N/A(1)	N/A(1)	N/A(1)	$0(2)
Total	N/A(1)	N/A(1)	N/A(1)	$0(2)

(1)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate amount of debt securities is being registered as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the Registration fee, except for $80,900 that has already been paid with respect to $1,000,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-106478 initially filed by Eli Lilly and Company on June 25, 2003, which securities were not sold thereunder. Pursuant to Rule 457(p), the Registrant is carrying forward the previously paid filing fee of $80,900 for use with this Registration Statement.

PROSPECTUS

Eli Lilly and Company

Debt Securities

You should read the prospectus supplement and this prospectus carefully before you invest.

This prospectus describes the debt securities that we may issue and sell at various times.

Our prospectus supplements will contain the specific terms of each series.

We may sell the debt securities to or through underwriters, dealers or agents. We may also sell debt securities directly to purchasers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in the notes involves risks. See “Risk Factors” on page 2 of this prospectus.

The date of this prospectus is March 5, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell any of the debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Documents Incorporated by Reference into this Prospectus” in their entirety.

The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about our company and the debt securities offered under this prospectus. The registration statement and exhibits can be read at the SEC’s web site or at the SEC office mentioned under the heading “Where You Can Find More Information.”

ELI LILLY AND COMPANY

We were incorporated in 1901 in Indiana to succeed to the drug manufacturing business founded in Indianapolis, Indiana, in 1876 by Colonel Eli Lilly. We discover, develop, manufacture and sell products in one significant business segment — pharmaceutical products. Operations of our animal health business segment are not material to our financial statements. We manufacture and distribute our products through owned or leased facilities in the United States, Puerto Rico and 25 other countries. Our products are sold in approximately 140 countries.

Most of the products we sell today were discovered or developed by our own scientists, and our success depends to a great extent on our ability to continue to discover and develop innovative new pharmaceutical products. We direct our research efforts primarily toward the search for products to prevent and treat human diseases. We also conduct research to find products to treat diseases in animals and to increase the efficiency of animal food production.

Our corporate offices are located at Lilly Corporate Center, Indianapolis, Indiana 46285, and our telephone number is (317) 276-2000.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31,
	2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges(1)	10.6	11.5	18.4	27.3	25.3

(1)	Fixed charges include interest (excluding capitalized interest) for all years presented.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of this information at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

Our SEC filings are available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

The SEC allows us to “incorporate by reference” into this prospectus information which we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.

We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed not to be filed):

•	our annual report on Form 10-K for the year ended December 31, 2006, filed with the SEC on February 28, 2007 (file no. 001-06351);

•	our current reports on Form 8-K filed with the SEC on January 11, 2007, January 31, 2007 and March 5, 2007 (file no. 001-06351).

These documents contain important information about our business and our financial performance.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of the filing of the registration statement and until we have sold all of the debt securities to which this prospectus relates or the offering is otherwise terminated. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.

You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:

Shareholder Services Department
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Tel.: (317) 276-2000

You should rely only on the information contained in this document, incorporated by reference into this document or set forth in the applicable prospectus supplement or any permitted free writing prospectuses we have authorized for use with respect to the applicable offering. We have not authorized anyone to give you different information. Therefore, if anyone does provide you with different or inconsistent information, you should not rely on it. We may only use this prospectus to sell debt securities if it is accompanied by a prospectus supplement. We are only offering these debt securities in states where the offer is permitted. The information contained in this prospectus and the applicable prospectus supplement speaks only as of the dates on the front of those documents or, with respect to documents incorporated by reference in this prospectus, the dates of those respective documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included and incorporated by reference in this prospectus and other written and oral statements made from time to time by us contain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, discussions concerning our potential exposure to market risks, as well as statements expressing our expectations, beliefs, estimates, forecasts, projections and assumptions about the future. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “possible,” “plan,” “project,” “will,” “forecast” and similar words or expressions. Forward-looking statements are only predictions. Our forward-looking statements generally relate to our strategies, financial results, product development and regulatory approval programs, and sales efforts. You should carefully consider forward-looking statements and understand that actual events or results may differ materially as a result of a variety of risks and uncertainties, known and unknown, and other factors facing our company. It is not possible to foresee or identify all factors affecting our forward-looking statements; therefore, investors should not consider any list of factors affecting our forward-looking statements to be an exhaustive statement of all risks or uncertainties.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes or for any other purposes described in the applicable prospectus supplement. We may temporarily invest funds that we do not immediately need in marketable securities and short-term investments.

DESCRIPTION OF DEBT SECURITIES

We may offer and issue our debt securities from time to time in one or more series. The debt securities are to be issued under an indenture dated February 1, 1991, between us and Citibank, N.A., as trustee. The indenture does not limit the aggregate principal amount of the debt securities that may be issued under the indenture. The indenture is an exhibit to the registration statement of which this prospectus is a part. The indenture incorporates our standard multiple-series indenture provisions as Annex A to the Indenture, a copy of which is an exhibit to the registration statement of which this prospectus is a part. The following information summarizes the material terms of the debt securities as described in the indenture and the standard multiple-series indenture provisions. The indenture is subject to and governed by the Trust Indenture Act of 1939.

We will describe in an accompanying supplement to this prospectus the particular terms of the debt securities, any modifications of or additions to the general terms of the debt securities and any applicable material federal income tax considerations. Accordingly, for a complete description of the terms of the debt securities being offered, please read both the prospectus supplement and the description of debt securities included in this prospectus.

For purposes of this summary, the terms “Eli Lilly and Company,” “we,” “us” and “our” refer only to Eli Lilly and Company and not to any of its subsidiaries, unless we specify otherwise.

General

The debt securities will be unsecured general obligations of our company. The indebtedness represented by the debt securities will rank equal to all other unsecured and unsubordinated indebtedness of our company. The debt securities may be issued in one or more series. Also, a single series may be issued at various times with different maturity dates and different interest rates. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial. We will provide information regarding material federal income tax consequences and other special considerations applicable to any original issue discount securities in an applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal, premium, or interest, on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies or foreign currency unit or units.

A prospectus supplement relating to a series of debt securities will include the specific terms relating to the offering. These terms will include some or all of the following:

•	the title;

•	the aggregate principal amount;

•	the price or prices at which the debt securities will be sold;

•	any limit on the aggregate principal amount of a particular series;

•	the date or dates on which or periods during which the debt securities may be issued;

•	the date or dates on which the principal of, and premium, if any, is payable or the method of determining the date or dates;

•	the method by which principal of, and premium, if any, will be determined;

•	if interest bearing:

•	the interest rate;

•	the method by which the interest rate will be determined;

•	the date from which interest will accrue;

•	interest payment dates; and

•	the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, and interest, if any, shall be payable;

•	if the series of debt securities may be redeemed in whole or in part, at our option, the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the securities;

•	the denominations, if other than $1,000, in which any registered securities of the series shall be issuable;

•	the denominations, if other than $5,000, in which any bearer securities of the series shall be issuable;

•	if issued as original issue discount securities:

•	the amount of discount; and

•	material federal income tax consequences and other special considerations applicable to original issue discount securities;

•	whether the securities will be issued as registered securities or bearer securities or both, and, if bearer securities are issued:

•	whether such bearer securities are also to be issued as registered securities; and

•	the manner in which the bearer securities are to be dated;

•	provisions for payment of additional amounts, if any, and whether we will have the option to redeem the debt securities rather than pay the additional amounts and the terms of that option;

•	the index, if any, used to determine the amount of principal of, premium, if any, or interest, if any;

•	if denominated or payable in a foreign currency:

•	the currency or currencies of denomination;

•	the designation of the currency, currencies or currency unit in which payment of principal of, premium, if any, and interest, if any, will be made; and

•	the designation of the original currency determination agent, if any;

•	whether we will use a global security, the name of the depositary for the global security and, if the debt securities are issuable only as registered securities, the terms, if any, upon which interests in the global security may be exchanged for definitive debt securities;

•	the extent to which, or the manner in which, any interest payable on a security in temporary global form on an interest payment date will be paid and the extent to which, or the manner in which, any interest payable on a security in permanent global form on an interest payment date will be paid;

•	if less than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of their maturity;

•	the provisions, if any, relating to the cancellation and satisfaction of the indenture or certain covenants of the indenture prior to the maturity of the debt securities;

•	any deletions, modifications of or additions to the events of default in the indenture; and

•	any other terms or conditions not specified in the indenture. Any such other terms must not conflict with the requirements of the Trust Indenture Act, and the provisions of the indenture and must not adversely affect the rights of the holders of any other series of debt securities then outstanding.

We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a resolution of our board of directors or any duly authorized committee of our board of directors or pursuant to a supplemental indenture. All of the debt securities of a series need not be issued at the same time, and may vary as to interest rate, maturity and date from which interest shall accrue. Unless otherwise provided, a series may be reopened for issuance of additional debt securities of such series.

We may issue the debt securities as registered securities, bearer securities or both. We may issue the debt securities in whole or in part in the form of one or more global securities. One or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or global securities. The prospectus supplement relating to a series of debt securities denominated in a foreign currency or currency unit will specify the denomination thereof.

If we issue bearer securities, we will describe the limitations on the issuance of the bearer securities as well as certain material federal income tax consequences and other special considerations applicable to bearer securities in an applicable prospectus supplement.

Exchange, Registration and Transfer

A holder of debt securities in bearer form may, upon written request in accordance with the terms of the indenture, exchange the bearer securities for (1) registered securities (with all unmatured coupons, except as provided below) of any series, with the same interest rate and maturity date (if the debt securities of such series are to be issued as registered securities) or (2) bearer securities (if bearer securities of such series are to be issued in more than one denomination) of the same series with the same interest rate and maturity date. However, no bearer security will be delivered in or to the United States, and registered securities of any series (other than a global security, except as set forth below) will be exchangeable into an equal aggregate principal amount of registered securities of the same series (with the same interest rate and maturity date) of different authorized denominations. If a holder surrenders bearer securities between a record date and the relevant interest payment date, such holder will not be required to surrender the coupon relating to such interest payment date. Registered securities may not be exchanged for bearer securities.

Bearer or registered securities may be presented for exchange, and registered securities, other than a global security, may be presented for transfer, at the office of any transfer agent or at the office of the security registrar, without service charge and upon payment of any taxes and other governmental charges as provided in the indenture. The transfer or exchange will be completed upon the transfer agent or the security registrar’s satisfaction with the documents of title and identity of the person making the request. Bearer securities, and the coupons, if any, relating to the bearer securities, shall be transferred by delivery of the bearer securities.

Global Securities

We may issue debt securities of a series in whole or in part in the form of one or more global securities. The global securities will be deposited with, or on behalf of, the depositary named in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form. Global securities may be issued in either temporary or permanent form. Unless and until the global security is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary (or its nominee) for such global security. If transferred in whole, the following are types of transfers which are allowed for global securities:

•	the depositary may transfer the global security to a nominee of that depositary; or

•	a nominee of the depositary may transfer the global security to the depositary or another nominee of that depositary; or

•	the depositary or any nominee of that depositary may transfer the global security to a successor depositary or a nominee of that successor depositary.

The specific terms of the depository arrangement with respect to any debt securities of a series will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of participant institutions that have accounts with the depositary. We or the underwriters, if the debt securities were sold by underwriters, shall designate the accounts to be credited. We will limit ownership of beneficial interests in a global security to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on records maintained by the depositary. The transfer of the ownership of the global security will be effected only through the records maintained by the depositary. The laws of some states require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the owner of the global security, that depositary or nominee will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security (1) will not be entitled to have debt securities of the series represented by the global security registered in their names, (2) will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form, and (3) will not be considered the owners or holders thereof under the indenture governing the debt securities.

Subject to certain limitations on the issuance of bearer securities which will be described in the applicable prospectus supplement, payments of principal of, premium, if any, and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the registered owner or the holder of the global security representing those debt securities. None of us, the applicable trustee, any paying agent or the applicable security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for debt securities of a series, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a permanent global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. There may be restrictions on receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security. We will describe any such restrictions in the applicable prospectus supplement.

If a depositary for debt securities of a series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within ninety days, we will issue debt securities of that series in definitive form in exchange for the global security or securities representing the debt securities of that series.

In addition, we may at any time and in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. If we decide not to have any debt securities of a series represented by a global security, we will issue debt securities of that series in definitive form in exchange for the global security or securities representing such debt securities. Further, if we so provide with respect to the debt securities of a series, each person specified by the depositary of the global security representing debt securities of such series may, on terms acceptable to us and the depositary for such global security, receive debt securities of such series in definitive form. In any such instance, each person so specified by the depositary of the global security will be entitled to physical delivery in definitive form of debt securities of the series represented by the global security equal in principal amount to the person’s beneficial interest in the global security. Debt securities of that series so issued in definitive form will be issued (1) as registered securities if the debt securities of that series are to be issued as registered securities, (2) as bearer securities if the debt securities of that series are to be issued as bearer securities or (3) as either registered securities or bearer securities, if the debt securities of that series are to be issued in either form. A description of certain restrictions on the issuance of a bearer security in definitive form in exchange for an interest in a global security will, if applicable, be contained in the applicable prospectus supplement.

Payment and Paying Agents

Bearer Securities

We will pay the principal, interest and premium, if any, on bearer securities in the currency or currency unit designated in the prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. At the option of a holder, we will make such payment by a check in the designated currency or currency unit or by transfer to an account in the designated currency or currency unit maintained by the payee with a bank located outside the United States. We will make no payment with respect to any bearer security:

•	at the principal corporate trust office of the trustee or any other paying agency maintained by us in the United States by transfer to an account with a bank located in the United States; or

•	by check mailed to an address in the United States.

However, we may pay principal, interest, and premium, if any, on bearer securities in U.S. dollars at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York, if payment of the full amount thereof at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

Registered Securities

Unless otherwise set forth in the applicable prospectus supplement,

•	we will pay the principal and premium, if any, on registered securities in the designated currency or currency unit against surrender of such registered securities at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York,

•	we will pay any installment of interest on registered securities to the person in whose name the registered security is registered at the close of business on the regular record date for such interest, and

•	we will pay any installment of interest (1) at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York or (2) by a check in the designated currency or currency unit mailed to each holder of a registered security at such holder’s registered address.

We will name in the prospectus supplement the paying agents, if any, outside the United States initially appointed by us for a series of debt securities. We may terminate the appointment of any of the paying agents from time to time, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments with respect to registered securities. We will also maintain at least one paying agent in a city in Europe so long as any bearer securities are outstanding where bearer securities may be presented for payment and may be surrendered for exchange. However, so long as any series of debt securities is listed on the London Stock Exchange, the Irish Stock Exchange or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, for those series of debt securities.

All moneys we pay to a paying agent for the payment of principal of, premium, or interest on any security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us and the holder of such security entitled to receive such payment will thereafter look only to us for payment thereof.

Concerning the Trustee

Citibank, N.A. is the trustee under the indenture. The trustee shall, prior to the occurrence of any event of default with respect to the debt securities of any series and after the curing or waiving of all events of default with respect to such series which have occurred, perform only such duties as are specifically set forth in such indenture. During the existence of any event of default with respect to the debt securities of any series, the trustee shall exercise such of the rights and powers vested in it under the indenture with respect to such series and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

The trustee may acquire and hold debt securities and, subject to certain conditions, otherwise deal with us as if it were not trustee under the indenture.

We have lines of credit from the trustee. The trustee and its affiliates have in the past provided, and may from time to time in the future provide, trustee and other services to us in the ordinary course of their respective businesses for which they have received, and will receive, customary compensation.

Modification of the Indenture

The indenture contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to establish, among other things, the form and terms of any series of debt securities issuable under the indenture by one or more supplemental indentures, to add covenants and to provide for security for the debt securities.

With the consent of the holders of not less than a majority of the aggregate principal amount of the debt securities of any series at the time outstanding, we and the trustee may execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of any supplemental indenture with respect to debt securities of such series or modifying in any manner the rights of the holders of the debt securities of such series.

However, without the consent of the holder of each security so affected, we and the trustee may not (1) extend the fixed maturity, or the earlier optional date of maturity, if any, of any security of a particular series, (2) reduce the principal amount of any security of a particular series, (3) reduce the premium of any security of a particular series, if any, (4) reduce the rate or extend the time of payment of interest, if any, of any security of a particular series, or (5) make the principal thereof or premium, if any, or interest, if any, of any security of a particular series payable in any currency or currency unit other than as provided pursuant to the indenture or in the debt securities of such series.

Also, without the consent of the holders of all debt securities of such series outstanding thereunder, we and the trustee may not reduce the percentage of debt securities of any series, the holders of which are required to consent to any such supplemental indenture.

Certain Covenants of Debt Securities

The indenture contains, among other things, the following covenants:

Limitation on Liens.  We will not, and will not permit any of our subsidiaries to, create, assume, allow to exist or allow to be created or assumed any lien on restricted property to secure any of our debts, any debt of any of our subsidiaries or any debt of any other person unless we also secure the debt securities of any series having the benefit of this covenant by a lien equally and ratably with such other debt for so long as such other debt shall be so secured. The indenture contains the following exceptions to that prohibition:

(1) liens on property of corporations existing when the corporation becomes a subsidiary;

(2) liens on property of corporations existing on the date of the applicable indenture;

(3) liens existing on property when the property was acquired or incurred to finance the purchase price, construction or improvement of the property;

(4) certain liens in favor of or required by contracts with governmental entities; and

(5) any lien that would not otherwise be permitted by clauses (1) through (4) above, inclusive; provided that after giving effect to the lien, the sum of, without duplication,

•	the aggregate outstanding principal amount of debt secured by such liens otherwise prohibited by the indenture; and

•	the aggregate amount of all attributable debt with respect to outstanding sale and leaseback transactions otherwise prohibited by the indenture does not exceed 15% of our consolidated net tangible assets.

Limitation on Sale and Leaseback Transactions.  We will not, and will not permit any of our subsidiaries to, enter into any sale and leaseback transaction on any restricted property unless:

(1) our company or such subsidiary could incur a lien on such restricted property securing debt in an amount equal to the value of such sale and leaseback transaction under the covenant described in “— Limitation on Liens” above without equally and ratably securing the debt securities; or

(2) we apply, during the six months following the effective date of the sale and leaseback transaction, an amount equal to the value of the sale and leaseback transaction to the voluntary retirement of long-term indebtedness or to the acquisition of restricted property.

Definitions of Certain Terms

The following are the meanings of terms that are important in understanding the covenants previously described:

•	“Consolidated net tangible assets” means the total assets less current liabilities and intangible assets.

•	“Restricted property” means

•	any manufacturing facility (or portion thereof) owned or leased by us or any of our subsidiaries and located within the continental United States which, in the opinion of our board of directors (or a committee thereof), is of material importance to our business and our subsidiaries taken as a whole, but no such manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value, before deducting accumulated depreciation, is less than 2% of our consolidated net tangible assets; or

•	any shares of capital stock or indebtedness of any subsidiary owning any such manufacturing facility.

•	“Sale and leaseback transaction” means any arrangement with any person providing for the leasing by us or any subsidiary of any restricted property which has been or is to be sold or transferred by us or such subsidiary to such person. However, “sale and leaseback transactions” shall not include (1) temporary leases for a term, including renewals at the option of the lessee of not more than three years, (2) leases between us and a subsidiary or between subsidiaries, (3) leases of a restricted property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the restricted property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

•	“Subsidiary” means any corporation more than 50% of the voting stock of which shall at the time be owned by us or by one or more subsidiaries or by us and one or more subsidiaries, but shall not include any corporation of which we and/or one or more subsidiaries owns directly or indirectly less than 50% of the outstanding stock of all classes having ordinary voting power for the election of directors but more than 50% of the outstanding shares of stock of a class having by its terms ordinary voting power as a class to elect a majority of the board of directors of such corporation.

Because the covenants described above cover only manufacturing facilities in the continental United States, our manufacturing facilities in Puerto Rico and elsewhere in the world are excluded from the operation of the covenants described above.

There are no other restrictive covenants contained in the indenture. The indenture does not contain any provision which restricts us from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not contain any financial ratios, or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture does not contain any provision which would require that we repurchase or redeem or otherwise modify the terms of any of our debt securities upon a change in control or other events involving us which may adversely affect the creditworthiness of the debt securities.

Events of Default

The indenture provides that with respect to any series of debt securities, an event of default includes:

•	failure to pay interest when due on the debt securities of such series outstanding thereunder, continued for 30 days;

•	failure to pay principal or premium, if any, when due (whether at maturity, declaration or otherwise) on the debt securities of such series outstanding thereunder;

•	failure to observe or perform any of our covenants in the indenture or the debt securities of such series (other than a covenant included in the indenture or the debt securities solely for the benefit of a series of debt securities other than such series), continued for 60 days after written notice from the trustee or the holders of 25% or more in aggregate principal amount, of debt securities of such series outstanding thereunder;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default as may be specified for such series.

The indenture provides that if an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing, either the trustee or the holders of 25% or more in aggregate principal amount of debt securities of such series outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately. However, if all defaults with respect to the debt securities of such series (other than non-payment of accelerated principal) are cured and there has been no sale of property under any judgment or decree for the payment of moneys due, the holders of a majority in aggregate principal amount of the debt securities of such series outstanding may waive the default and rescind the declaration and its consequences.

The indenture provides that the holders of a majority in aggregate principal amount of the debt securities of any series outstanding under the indenture may, subject to certain exceptions, direct the trustee as to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred upon the trustee. The trustee may on behalf of all holders of debt securities of such series waive any past default and its consequences with respect to debt securities of such series, except a default in the payment of the principal of, premium, if any, or interest, if any, on any of the debt securities of such series.

Holders of any security of any series may not institute any proceeding to enforce the indenture unless the trustee shall have refused or neglected to act for 60 days after a request and offer of satisfactory indemnity by the holders of 25% or more in aggregate principal amount of the debt securities of such series outstanding. However, the right of any holder of any security of any series to enforce payment of the principal of, premium, if any, or interest, if any, on his debt securities when due shall not be impaired without the consent of such holder.

The trustee is required to give the holders of any security of any series notice of default with respect to such series known to it within 90 days after the happening of the default, unless cured before the giving of such notice. However, except for defaults in payments of the principal of, premium, if any, or interest, if any, on the debt securities of such series, the trustee may withhold notice if and so long as it determines in good faith that the withholding of such notice is in the interests of the holders of the debt securities of such series.

We are required to deliver to the trustee each year an officers’ certificate stating whether such officers have obtained knowledge of any default by our company in the performance of certain covenants and, if so, specifying the nature of such default.

Merger or Consolidation

The indenture provides that without the consent of the holders of any of the outstanding debt securities under the indenture, we may consolidate with or merge into, or transfer or lease substantially all of our assets to, any domestic corporation or we may permit any domestic corporation to consolidate with or merge into us or convey, transfer or lease substantially all of its assets to us provided:

•	the successor corporation assume our obligations under the indenture;

•	after giving effect to such transaction, our company or the successor corporation would not be in default under the indenture; and

•	that certain other conditions described in the indenture are met.

Discharge, Legal Defeasance and Covenant Defeasance

At our option, we may be discharged, subject to certain terms and conditions, from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer and exchange of debt securities, replace stolen, lost or mutilated debt securities and coupons, maintain paying agencies and hold moneys for payment in trust) or need not comply with certain restrictive covenants of the indenture if:

(1) we have deposited with the trustee, in trust, money, and in the case of debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of debt securities and coupons denominated in a foreign currency, foreign currency government securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money or a combination of money, and U.S. government securities, in an amount sufficient to pay in the currency in which the debt securities are payable all the principal of, and interest on the debt securities on the date such payments are due in accordance with the debt securities; and

(2) we have delivered to the trustee an opinion of independent counsel of recognized standing or a ruling of the IRS to the effect that such deposit and discharge will not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes.

Governing Law

The indenture and the debt securities for all purposes will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the debt securities in four ways: (1) to or through underwriters; (2) to or through dealers; (3) through agents; and (4) directly or through our subsidiaries to purchasers. If we sell the debt securities directly or through our subsidiaries to purchasers, we will only do so if our employees and other associated persons acting on our behalf in connection with the sale of the debt securities are not deemed to be “brokers” under the Securities Exchange Act of 1934 or otherwise qualify for the exemption under Rule 3a4-1 of the Securities Exchange Act of 1934 or any similar rule or regulation as the SEC may adopt and which shall be in effect at the time.

We may distribute debt securities from time to time in one or more transactions at (1) a fixed price or prices, which may be changed, (2) at market prices prevailing at the time of sale, (3) at prices related to such market prices, or (4) at negotiated prices.

If underwriters are used in the offering of debt securities, the names of the managing underwriter or underwriters and any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. Only underwriters named in a prospectus supplement will be deemed to be underwriters in connection with the debt securities described in that prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such debt securities, although such a firm may participate in the distribution of those debt securities under circumstances entitling that firm to a dealer’s commission. It is anticipated that any underwriting agreement pertaining to any debt securities will (i) entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which the underwriters may be required to make in respect thereof, (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent, and (iii) provide that the underwriters generally will be obligated to purchase all debt securities if any are purchased.

We also may sell debt securities to a dealer as principal. If we sell debt securities to a dealer as a principal, then the dealer may resell those debt securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

Debt securities also may be offered through agents we may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of the debt securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the debt securities among potential purchasers who are eligible to participate in the auction of such debt securities, if so described in the prospectus supplement.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the debt securities described in the prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities. Underwriters, dealers and agents may engage in transactions with us, or perform services for us in the ordinary course of business.

In connection with the original issuance of debt securities issued as bearer securities, in order to meet the requirements set forth in U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D), each underwriter, dealer and agent will agree to certain restrictions in connection with the original issuance of such debt securities. Such restrictions will be described in the applicable prospectus supplement.

Offers to purchase debt securities may be solicited directly by us or through our subsidiaries and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

In order to facilitate the offering of the debt securities, any underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of these debt securities or any other debt securities the prices of which may be used to determine payments on these debt securities. Specifically, any underwriter may over-allot in connection with the offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the debt securities or of any other debt securities, any underwriter may bid for, and purchase, the debt securities or any other debt securities in the open market. Finally, in any offering of the debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering, if the syndicate repurchases previously distributed debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

LEGAL MATTERS

The legality of the debt securities will be passed upon for us by Dewey Ballantine LLP, New York, New York, and for any underwriters by counsel as may be specified in applicable prospectus supplements. In rendering such opinion, Dewey Ballantine LLP will be relying as to matters of Indiana law upon the opinion of James B. Lootens, our Secretary and Deputy General Counsel. Mr. Lootens owns 17,322 shares of our common stock and has the right to acquire an additional 35,572 shares.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are included in such Annual Report on Form 10-K. Those reports are also incorporated by reference in this registration statement. Our consolidated financial statements and management’s assessment are incorporated by reference in reliance upon Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by Eli Lilly and Company in connection with a distribution of an assumed amount of $2,500,000,000 of securities registered under this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

Securities and Exchange Commission Registration Fee	$76,750
Printing and engraving	$80,000
Accounting services	$50,000
Legal services	$100,000
Fees and expenses of Trustee	$81,500
Rating agency fees	$293,900
Miscellaneous	$25,000

Total	$707,150

Item 15.	Indemnification of Directors and Officers.

The Indiana Business Corporation Law provides that a corporation, unless limited by its articles of incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

To the fullest extent permitted by the Indiana Business Corporation Law, our articles of incorporation provide for indemnification of our directors, officers, and employees against liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil or criminal in which they may become involved by reason of being or having been a director, officer, or employee. To be entitled to indemnification, (a) those persons must have been wholly successful in the claim or action or (b) the board of directors, independent legal counsel or the shareholders must have determined that such persons acted in good faith in what they reasonably believed to be in our best interest, or in the case of conduct not in the individual’s capacity with us, did not act in opposition to our best interest. In addition, in any criminal action, such persons must have had no reasonable cause to believe that their conduct was unlawful.

Officers and directors of our company are insured, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective capacities, which include claims under the Securities Act.

Item 16.	List of Exhibits.

1.1	—	Form of Underwriting Agreement.*
4.1	—	Indenture, dated February 1, 1991, between the Registrant and Citibank, N.A., as Trustee.
4.2	—	Form of Note.*
5.1	—	Opinion of Dewey Ballantine LLP as to legality of the debt securities being registered, including consent.
5.2	—	Opinion of James B. Lootens, Esq. as to legality of the debt securities being registered, including consent.
12.1	—	Computation of Ratios of Earnings to Fixed Charges of Eli Lilly and Company and Subsidiaries.†
23.1	—	Consent of Independent Registered Public Accounting Firm.
23.2	—	Consent of Dewey Ballantine LLP (included in exhibit 5.1).

23.3	—	Consent of James B. Lootens, Esq. (included in exhibit 5.2).
25.1	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A., as Trustee.

*	To be filed as an exhibit to a current report on Form 8-K of the Registrant.

†	Incorporated by reference to the same numbered exhibit from the Registrant’s annual report on Form 10-K for the year ended December 31, 2006, filed with the SEC on February 28, 2007.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in

Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on March 5, 2007.

Eli Lilly and Company

By:	/s/ Sidney Taurel
Name: Sidney Taurel

Title:	Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sidney Taurel Sidney Taurel	Chairman of the Board, Chief Executive Officer, and a Director (principal executive officer)	March 5, 2007

/s/ Derica W. Rice Derica W. Rice	Senior Vice President and Chief Financial Officer (principal financial officer)	March 5, 2007

/s/ Arnold C. Hanish Arnold C. Hanish	Chief Accounting Officer (principal accounting officer)	March 5, 2007

/s/ Sir Winfried Bischoff Sir Winfried Bischoff	Director	March 5, 2007

/s/ J. Michael Cook J. Michael Cook	Director	March 5, 2007

/s/ Martin S. Feldstein, Ph. D. Martin S. Feldstein, Ph. D.	Director	March 5, 2007

/s/ George M. C. Fisher George M. C. Fisher	Director	March 5, 2007

/s/ J. Erik Fyrwald J. Erik Fyrwald	Director	March 5, 2007

/s/ Alfred G. Gilman, M.D., Ph. D. Alfred G. Gilman, M.D., Ph. D.	Director	March 5, 2007

/s/ Karen N. Horn, Ph. D. Karen N. Horn, Ph. D.	Director	March 5, 2007

Signature	Title	Date

/s/ John C. Lechleiter, Ph. D. John C. Lechleiter, Ph. D.	Director	March 5, 2007

/s/ Ellen R. Marram Ellen R. Marram	Director	March 5, 2007

/s/ Franklyn G. Prendergast, M.D., Ph. D. Franklyn G. Prendergast, M.D., Ph. D.	Director	March 5, 2007

/s/ Kathi P. Seifert Kathi P. Seifert	Director	March 5, 2007